UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2025

SHARPLINK GAMING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41962	87-4752260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104, Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 293-0619

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 per share	SBET	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

Resignation of Independent Registered Public Accounting Firm.

On July 7, 2025 SharpLink Gaming, Inc. (the “Company”) dismissed Cherry Bekaert LLP (“CB”) as the Company’s independent registered public accounting firm. The dismissal of CB was approved by the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company (the “Board”).

CB’s reports on the Company’s financial statements for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle, except that the audit report on the consolidated financial statements of the Company for the years ended December 31, 2024 and December 31, 2023 contained an explanatory paragraph regarding the Company stating that there was substantial doubt about the Company’s ability to continue as a going concern.

For the fiscal years ended December 31, 2024 and 2023 and during the subsequent periods through the date of this Current Report on Form 8-K, there were no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K) between the Company and CB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CB, would have caused CB to make reference to the subject matter of the disagreements in connection with CB’s report on the Company’s financial statements for such fiscal year. For the fiscal years ended December 31, 2024 and 2023 during the subsequent periods through the date of this report, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided CB with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that CB provide the Company with a letter addressed to the SEC stating whether CB agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of that letter, dated July 8, 2025, furnished by CB in response to that request, is filed as Exhibit 16.1 to this Current Report.

Appointment of New Independent Registered Public Accounting Firm.

On July 7, 2025, the Audit Committee approved the appointment of KPMG LLP (“KPMG”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2025.

During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023, and for the subsequent period through July 7, 2025, neither the Company nor anyone on its behalf consulted KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, in connection with which neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter from Cherry Bekaert LLP, dated July 8, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2025	SHARPLINK GAMING, INC.

/s/ Rob Phythian
Rob Phythian
Chief Executive Officer